Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Robert S. Schneider	Maria F. Slippen
U.S.I. Holdings Corporation	U.S.I. Holdings Corporation
914-749-8702	914-749-8511
rschneider@usi.biz	maria.slippen@usi.biz

U.S.I. Holdings Corporation Announces Acquisition of Bertholon-Rowland Corp.

BRIARCLIFF MANOR, N.Y., April 01, 2004 — U.S.I. Holdings Corporation (“USI”), (NASDAQ: USIH) today announced that it has acquired New York, NY-headquartered Bertholon-Rowland Corp. (“BR”). BR is anticipated to contribute approximately $25 million of revenues to USI on an annual basis. Terms of the transaction were not disclosed.

Founded in 1944, BR was one of the first brokers to develop insurance programs for professional associations on behalf of their members. BR is one of the largest association-sponsored professional liability and life/health insurance marketers, administrators and program managers providing a range of personal and business plans to professionals and alumni associations in the U.S. BR also provides travel insurance services to these associations. The acquisition of BR together with USI’s existing Affinity Group creates the one of the largest offerings of program lawyers professional liability in the U.S. Alan E. Zink, Chairman, President and CEO of BR, will assume the role of Chairman of USI Affinity.

David L. Eslick, USI’s Chairman, President and CEO, said, “USI is committed to growth through acquisitions of strong agencies with quality professionals. With over 60 years in the association insurance industry, BR has long-standing relationships with professional and alumni associations and in leading insurance markets that we anticipate will significantly enhance USI’s current offering. We are very pleased to enter into a partnership with Alan and his well-respected team of professionals.”

Douglas W. Kreitzberg, CEO of USI Affinity, added, “The acquisition of BR enhances USI’s existing offering to associations by providing diverse insurance products, professional liability, life, health and travel insurance. This addition creates one of the largest offerings of this kind and we anticipate that it will enable us to leverage existing business opportunities for the USI Affinity Group.”

Also commenting on the acquisition, Alan E. Zink, added, “By joining USI, our ability to serve our association clients is dramatically increased. We are pleased to be able to enhance our offerings to them with quality products and services from a professional team keenly aware of association needs. Our experience with professional, alumni and other affinity associations gives USI access to an exciting new marketplace.”

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of USI resulting from and following the acquisition. These statements are based on management’s current expectations and are inherently subject to uncertainties and changes in circumstances. Detailed information about the factors that could cause actual results to differ materially from those described in the forward-looking statements is contained in USI’s filings with the SEC. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

About U.S.I. Holdings Corporation

Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States. USI is headquartered in Briarcliff Manor, NY, and operates out of 59 offices in 19 states. Additional information about USI may be found at www.usi.biz.